UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2015

PDI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(862) 207-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On November 19, 2015, PDI, Inc. (the “Company”) implemented a workforce reduction of approximately 36 employees, or approximately 4% of the Company’s total workforce representing 2% of the Commercial Services (“CSO”) segment and 21% of the Interpace Diagnostics (“IDX”) segment. The reduction associated with the CSO segment is being implemented in anticipation of the closing of the recently announced proposed sale of the CSO segment. The reduction of the IDX workforce reflects our effort to streamline our cost structure to support our current business needs. The workforce reduction will be effective December 1, 2015 and is expected to reduce operating costs by approximately $0.4 million in December 2015 until the close of the proposed sale of the Company CSO segment in late December 2015, after which the savings will be approximately $1.9 million annually for the Company’s ongoing IDX segment. In connection with this reduction, during the fiscal year ending December 31, 2015, the Company expects to incur a restructuring charge of approximately $1.0 million to operating expenses, of which approximately 82% is directly attributable to the CSO segment and would have been incurred as part of the the close of the proposed sale of the Company’s CSO segment, but is being recognized earlier to attain additional cost savings. The entire charge represents cash expenses.
This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the workforce reduction. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. These and other risk factors are discussed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 12, 2015, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed by the Company with the SEC on March 5, 2015 and the Company’s Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on November 23, 2015. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s development activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
In connection with the workforce reduction, the Company expects to enter into a Severance Agreement and General Release (the “Agreement”) with Gerald R. Melillo, Jr., the Company’s President, Sales Services. Mr. Melillo’s last day of employment with the Company will be December 1, 2015. Pursuant to his employment agreement, Mr. Melillo will receive a lump sum cash separation payment of $420,899, equal to 12 months’ base salary ($321,360) and one times his average annual bonus over the preceding three years ($99,539). The severance charge would have been incurred as part of the the close of the proposed sale of the Company’s CSO segment, but is being recognized earlier to attain additional cost savings.
The Company has previously granted Mr. Melillo 122,484 shares of restricted stock, none of which have vested, and 108,949 stock appreciation rights (“SARs”), of which 60,755 have vested. The unvested shares of restricted stock and SARs would typically be forfeited on the date of the employee’s termination. In connection with Mr. Melillo’s separation, under the Agreement, the outstanding shares of restricted stock and SARs will vest and become exercisable (as applicable) upon the closing of the proposed sale of the Company’s CSO segment, if the closing occurs on or before February 28, 2016. If such sale does not close on or before February 28, 2016, Mr. Melillo will forfeit all of his outstanding shares of restricted stock and SARs.
Under his employment agreement, Mr. Melillo will be entitled to receive 12 months’ of continued medical coverage at the Company’s expense, which is valued at approximately $24,288.
The description of his employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as an exhibit to the Company’s Form 10-K for the fiscal year ending December 31, 2014. Upon entering into the Agreement, a Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Agreement and the Agreement will be filed as an exhibit to such Form 8-K/A.
Additional Information About the Proposed Sale and Where to Find it

The Company filed with the SEC a definitive proxy statement with respect to the proposed sale of the CSO segment on November 23, 2015.  Investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC with respect to the proposed transaction when they become available because they contain, or will contain, important information about the Company and the transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494.  Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information about the directors and executive officers, including their interests in the transaction, are included in the Company’s definitive proxy statement relating to the proposed sale of the CSO segment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PDI, Inc.

Date: November 24, 2015	By: /s/ Graham G. Miao Graham G. Miao
Executive Vice President, Chief Financial Officer and Treasurer